Exhibit No. EX-23(e)(1)(a)
FORM OF
Schedule A
Underwriting Agreement
between Nationwide Variable Insurance Trust and
Nationwide Fund Distributors, LLC
Effective May 1, 2007;
Amended December 3, 2007;
Amended January 9, 2008*
Name of Fund
NVIT Nationwide Fund
Nationwide NVIT Growth Fund
Nationwide NVIT Government Bond Fund
Nationwide NVIT Money Market Fund
Nationwide NVIT Money Market Fund II
Nationwide Multi-Manager NVIT Small Company Fund
J.P. Morgan NVIT Balanced Fund
Van Kampen NVIT Comstock Value Fund
Gartmore NVIT Worldwide Leaders Fund
Federated NVIT High Income Bond Fund
Van Kampen NVIT Multi Sector Bond Fund
Nationwide Multi-Manager NVIT Small Cap Value Fund
NVIT Mid Cap Index Fund
Nationwide Multi-Manager NVIT Small Cap Growth Fund
Nationwide NVIT Mid Cap Growth Fund
Nationwide NVIT Global Technology and Communications Fund
Nationwide NVIT Global Health Sciences Fund
Gartmore NVIT Emerging Markets Fund
Gartmore NVIT International Growth Fund
Nationwide NVIT U.S. Growth Leaders Fund
Nationwide NVIT Global Financial Services Fund
Gartmore NVIT Global Utilities Fund
Nationwide NVIT Investor Destinations Aggressive Fund
Nationwide NVIT Investor Destinations Moderately Aggressive Fund
Nationwide NVIT Investor Destinations Moderate Fund
Nationwide NVIT Investor Destinations Moderately Conservative Fund
Nationwide NVIT Investor Destinations Conservative Fund
NVIT Nationwide Leaders Fund
NVIT International Value Fund
NVIT S&P 500 Index Fund
Gartmore NVIT Developing Markets Fund
American Funds NVIT Growth Fund
American Funds NVIT Global Growth Fund
American Funds NVIT Asset Allocation Fund

American Funds NVIT Bond Fund
American Funds NVIT Growth-Income Fund
NVIT Bond Index Fund
NVIT International Index Fund
NVIT Small Cap Index Fund
NVIT Enhanced Income Fund
NVIT Multi-Manager Large Cap Growth Fund
NVIT Multi-Manager Mid Cap Growth Fund
NVIT Multi-Manager International Growth Fund
NVIT Core Bond Fund
Lehman Brothers NVIT Core Plus Bond Fund
Neuberger Berman NVIT Socially Responsible Fund
Neuberger Berman NVIT Multi Cap Opportunities Fund
Van Kampen NVIT Real Estate Fund
NVIT Cardinal Conservative Fund
NVIT Cardinal Moderately Conservative Fund
NVIT Cardinal Balanced Fund
NVIT Cardinal Moderate Fund
NVIT Cardinal Capital Appreciation Fund
NVIT Cardinal Moderately Aggressive Fund
NVIT Cardinal Aggressive Fund
NVIT Multi-Manager Mid Cap Value Fund
NVIT Short Term Bond Fund
NVIT Multi-Manager Large Cap Value Fund

*	As most recently approved at the January 9, 2008 Board Meeting.
Effective May 1, 2007’
NATIONWIDE VARIABLE INSURANCE TRUST

By:
Name:
Title

NATIONWIDE FUND DISTRIBUTORS, LLC
By:
Name:
Title